Exhibit 23.3

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


The Board of Directors
Hennessy Advisors, Inc.:

We consent to the use of our report included in this Form S-1 registration statement of Hennessy Advisors, Inc. and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                         /s/PISENTI & BRINKER LLP

Petaluma, California
July 25, 2005